Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated October 31, 2024 with respect to the Common Stock, $0.001 par value, of Apyx Medical Corporation and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: October 31, 2024

STRATEGOS FUND, L.P.

By: Archon Capital Management LLC, its General Partner

By:	/s/ Constantinos Christofilis
	Name:	Constantinos Christofilis
	Title:	Managing Member

STRATEGOS MASTER FUND, L.P.

By: Archon Capital Management LLC, its Investment Manager

By:	/s/ Constantinos Christofilis
	Name:	Constantinos Christofilis
	Title:	Managing Member

STRATEGOS MASTER FUND GP LLC

By: Archon Capital Management LLC, its Sole Member

By:	/s/ Constantinos Christofilis
	Name:	Constantinos Christofilis
	Title:	Managing Member

ARCHON CAPITAL MANAGEMENT LLC

By:	/s/ Constantinos Christofilis
	Name:	Constantinos Christofilis
	Title:	Managing Member

/s/ Constantinos Christofilis
CONSTANTINOS CHRISTOFILIS